LIST OF SUBSIDIARIES OF VITRO, S.A.B. de C.V.

1.      ViMexico, S.A. de C.V. (Mexico)

2.      Vitro Envases Norteamerica, S.A. de C.V. (Mexico)

3.      Vitro Corporativo, S.A. de C.V., (Mexico)

4.      Vitro Envases Holding, S.A. de C.V., (Mexico)

5.      Taller de Coleccion Vitro, S.A. de C.V., (Mexico)

6.      Servicios Corporativos de Edificaciones, S.A. de C.V, (Mexico)

7.      Vidriera Monterrey, S.A. de C.V., (Mexico)

8.      Vidriera Los Reyes, S.A. de C.V., (Mexico)

9.      Vidriera Guadalajara, S.A. de C.V., (Mexico)

10.  Vidriera Queretaro, S.A. de C.V., (Mexico)

11.  Vidriera Mexico, S.A. de C.V., (Mexico)

12.  Vidriera Toluca, S.A. de C.V., (Mexico)

13.  Compania Vidriera, S.A. de C.V., (Mexico)

14.  Fabricacion de Maquinas, S.A. de C.V., (Mexico)

15.  Servicios Integrales de Acabados, S.A. de C.V., (Mexico)

16.  Inmobiliaria Loma del Toro, S.A. de C.V., (Mexico)

17.  Industria del Alcali, S.A. de C.V., (Mexico)

18.  Comercializadora Alcali, S. de R.L. de C.V., (Mexico)

19.  Vidrio Lux, S.A., (Bolivia)

20.  Vitro Packaging, Inc., (Delaware)

21.  Centro de Tecnologia Vidriera, Ltd., (Switzerland)

22.  Vitro Europa, Ltd., ( Switzerland)

23.  American Asset Holdings, Corp., ( Delaware)

24.  Crisa Holdings Co., ( Delaware)

25.  Troper Inc., ( Delaware)

26.  Imperial Arts Corp., (Delaware)

27.  Troper Services, Inc., (Delaware)

28.  SKF Industries, Inc., (Delaware)

29.  Alliance Precision Products Corporation, ( Delaware)

30.  Amsilco Holdings, Inc., (Delaware)

31.  BBO Holdings, Inc., (Delaware)

32.  Crisa Corp., (Delaware)

33.  VK Corp., (Delaware)

34.  Vitro Automotriz, S.A. de C.V., (Mexico)

35.  Vitro Flex, S.A. de C.V, (Mexico)

36.  Distribuidora Nacional de Vidrio, S.A. de C.V., (Mexico)

37.  Vitro Vidrio y Cristal, S.A. de C.V., (Mexico)

38.  Vitro Flotado Cubiertas, S.A. de C.V., (Mexico)

39.  Distribuidor Vidriero Lan, S.A. de C.V., (Mexico)

40.  Vitrocar, S.A. de C.V., (Mexico)

41.  Cristales Inastillables de Mexico, S.A. de C.V., (Mexico)

42.  Vidrio Plano de Mexico, S.A. de C.V., (Mexico)

43.  VVP Holdings Corp., ( Delaware)

44.  VVP Syndication, Inc., ( Delaware)

45.  VVP Autoglass, Inc., ( Delaware)

46.  Vitro America, Inc., ( Delaware)

47.  Super Sky Products, Inc., ( Wisconsin)

48.  Super Sky International, Inc., ( Wisconsin)

49.  VVP Finance Corp., ( Delaware)

50.  Super Sky Constructors, Inc., ( Wisconsin)

51.  Vitro Colombia, S.A., (Colombia)

52.  VVP Europa Holdings, B.V., ( Holland)

53.  Vitro do Brasil Industria e Comercio, Ltda., (Brazil)

54.  Oriental Glass, Inc., ( Texas)

55.  Vitro Chemicals, Fibers and Mining, Inc., ( Texas)

56.  Vitrosa Holding, Ltd., ( Switzerland)

57.  Vitro Global, Ltd.,( Switzerland)

58.  Vidrio Plano, S.A. de C.V., (Mexico)

59.  Distribuidora de Vidrio y Cristal, S.A. de C.V., (Mexico)

60.  Vidrio Plano Mexicali, S.A. de C.V., (Mexico)

61.  Vitemco Venezuela, S.A., (Venezuela)

62.  Vitro Panama, S.A. (Panama)

63.  Servicios y Operaciones Financieras Vitro, S.A. de C.V., (Mexico)

64.  Vitemco Ecuador, S.A., (Mexico)

65.  Cristales Automotrices, S.A. de C.V. (Mexico)

66.  Vitro AFG, S.A. de C.V. (Mexico)

67.  Vitro Chaves, S.A. (Portugal)

68.  Vitro Cristalglass, S.L. ( Spain)

69.  IP Vitro Vidrio y Cristal, Ltd (Switzerland)

70.  Empresas Comegua, S.A., (Panama)

71.  Tecnologia Vitro Vidrio y Cristal, Ltd. (Switzerland)